
    As filed with the Securities and Exchange Commission on October 11, 2001
                                                      Registration No. 333-65150
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------

                                 AMENDMENT NO. 2
                                       TO
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            -------------------------

                              GUMP & COMPANY, INC.
                 (Name of small business issuer in its charter)
                               192 Searidge Court
                          Shell Beach, California 93449
                                 (805) 773-5350
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive office)
                            -------------------------

            Delaware                        6770                 75-2256798
(State or other jurisdiction of (Primary Standard Industrial  (I.R.S. Employer
 incorporation or organization)  Classification Code Number) Identification No.)
                            -------------------------

                                 Mark A. DiSalvo
                              Gump & Company, Inc.
                               192 Searidge Court
                          Shell Beach, California 93449
                             (805) 773-5350 (Phone)
    (Name, address, including zip code, and telephone number, including area code, of agent for service) Copy to:
                              Robert M. Kern, Esq.
                               23676 Blythe Street
                          West Hills, California 91304
                             (818) 592-0860 (Phone)
                            -------------------------

        Approximate date of commencement of proposed sale to the public:
  As soon as practicable after this registration statement becomes effective.
                            -------------------------

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ________
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: |X|
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: |_|

                              --------------------
                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------
    Title of each class of                 Amount to be     Proposed Offering    Proposed Aggregate       Amount of
  securities to be registered               Registered     Price Per Share (1)   Offering Price (1)   Registration Fee
------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value...........     1,000,000            $0.10               $100,000            $25.00(2)
------------------------------------------------------------------------------------------------------------------------

(1) Registrant and the selling stockholder have estimated the Offering Price Per Share for the purpose of calculating the registration fee in accordance with Rule 457 based on the current financial condition of the Registrant, the current development of the Registrant's business plan, general condition of the securities market and the Registrant's lack of a historical trading market. Although the Registrant's common stock has been eligible for quotation on the OTC Bulletin Board under the symbol GMPP since February 1, 2001, no trades have been reported.
(2)  Amount previously paid.
                              ---------------------

         The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

Prospectus (Subject to Completion)
Dated October 11, 2001


The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                             Up to 1,000,000 Shares

                              GUMP & COMPANY, INC.
                                  Common Stock

         These shares of common stock are being offered by Mark A. DiSalvo, our president, chief executive officer, chief financial officer, secretary-treasurer and sole director. Mark A. DiSalvo beneficially owns 2,016,472 shares of our common stock, which represents approximately 99% of our outstanding shares of common stock. If Mark A. DiSalvo sells all of the offered 1,000,000 shares of our common stock, he will own 1,016,472 shares or approximately 49.9% of our outstanding common stock. Mark A. DiSalvo is offering to sell our common stock to obtain funds for reimbursement of his legal, accounting and acquisition costs in acquiring control of us.

         Mark A. DiSalvo may offer and sell up to 1,000,000 shares of our common stock under this prospectus. Mark A. DiSalvo may offer and sell the common stock from time to time in one or more transactions, including block transactions, on the OTC Bulletin Board, or such other markets or exchanges on which the common stock is from time to time eligible for trading or quotation, at prevailing market prices or at privately negotiated prices. We will not receive any of the proceeds from the sales of the shares by Mark A. DiSalvo.

         Mark A. DiSalvo and any brokers or dealers that participate in the sale of the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933. Mark A. DiSalvo and any such broker or dealer participating in the sale of the shares will be subject to the prospectus delivery requirements of the Securities Act. Any discounts, commissions or other compensation received by these persons and any profit on the resale of the shares by them as principals might be deemed to be underwriters' compensation. Mark A. DiSalvo may agree to indemnify any broker, dealer or agent that participates in the sale of the shares against various liabilities, including liabilities under the Securities Act.

         Mark A. DiSalvo intends to offer our common stock to prospective investors at $0.10 per share. The offering price per share of our common stock was determined by us and Mark A. DiSalvo based on our current financial condition, the current development of our business plan, general condition of the securities market, a lack of a historical trading market for our common stock, and the current economic conditions in the United States.

         Although our common stock has been eligible for quotation on the OTC Bulletin Board under the symbol "GMPP" since February 1, 2001, there have been no trades in our common stock and there currently exists no public market for our stock. We can give no assurance to any purchaser of our common stock that an active public trading market for our stock will ever develop.

         Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page 3.

                                 --------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                                ---------------

                  The date of this prospectus is ______, 2001.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

PROSPECTUS SUMMARY.............................................................1
RISK FACTORS...................................................................3
BUSINESS.......................................................................6
MANAGEMENT.....................................................................8
PRINCIPAL STOCKHOLDERS.........................................................9
USE OF PROCEEDS................................................................9
FORWARD-LOOKING STATEMENTS.....................................................9
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.....................10
SELLING STOCKHOLDER...........................................................11
PLAN OF DISTRIBUTION..........................................................12
DESCRIPTION OF CAPITAL STOCK..................................................13
SHARES ELIGIBLE FOR FUTURE SALE...............................................15
LEGAL OPINIONS................................................................15
EXPERTS.......................................................................16
INDEMNIFICATION...............................................................16
WHERE YOU CAN FIND MORE INFORMATION...........................................16
INDEX TO FINANCIAL STATEMENTS.................................................19

                               PROSPECTUS SUMMARY

         You should read the following summary together with the more detailed information regarding Gump & Company, Inc. and the 1,000,000 shares of our common stock being offered by Mark A. DiSalvo appearing elsewhere in this prospectus and our risk factors beginning on page 3. Except as otherwise indicated, current share information provided in this prospectus reflects the effect of two one (1) for ten (10) reverse stock splits effected on September 10, 1993 and April 16, 2001.

Our History

         We are a development stage company and since our inception in 1988, we have had no commercial operations, generated no revenues and at July 31, 2001 had $17,692 cash and no other assets. At July 31, 2001 our only liability consisted of $714 owed to Mark A. DiSalvo, the selling stockholder. Since inception, our primary activities have been directed to organizational activities and developing our business plan. We have no employees and only have one officer and director, Mark A. DiSalvo, who is the selling stockholder in this offering and our principal stockholder.

         We were initially incorporated on September 28, 1988 under the laws of the State of Delaware as Brian Capital, Inc. As a result of the merger on September 10, 1993, we changed our name to Sea Pride Industries, Inc. On August 18, 1997, we changed our name to Gump & Company, Inc. We had been delinquent since 1993 in our annual and periodic filings to the Securities and Exchange Commission as required under the Securities Exchange Act of 1934. As a result of a change in control on June 7, 2000, we filed with the Commission our Annual Report on Form 10-KSB to cover the fiscal periods from October 31, 1993 through October 31, 1999. We are current in our Securities Exchange Act filings with the Securities and Exchange Commission.

         On September 10, 1993, our then principal stockholders, David Goodnight, C. Jack Bean, Matt Heinzelmann, K. David Beardsley and Angel Generes exchanged 24,972 shares, or approximately 75.69% of our issued and outstanding stock, for 126,192 shares of common stock of Sea Pride Industries, Inc., a privately held Delaware corporation, owned by John D. Ericsson. Mr. Ericsson was the principal stockholder and president of Sea Pride. Also on September 10, 1993, we changed our name to Sea Pride, David Goodnight, Matt Heinzelmann and K. David Beardsley resigned as our officers and directors, and John D. Ericsson was elected as our president, treasurer and sole director. Mr. Ericsson served in these capacities until June 7, 2000 when Mark A. DiSalvo acquired control of our company.

         On June 7, 2000, John D. Ericsson, our then principal stockholder, sole officer and director, sold 16,472 shares of our common stock to California Brokerage Services, Inc. and 8,500 shares to Robert M. Kern, our general counsel, for $150,000 or approximately $6.00 per share. Mark DiSalvo, our sole officer, director and the selling stockholder in this offering is the sole stockholder, officer and director of California Brokerage Services, Inc. Also, on June 7, 2000, John D. Ericsson resigned as an officer and director and Mr. DiSalvo was elected as our sole officer and director. After this transaction, California Brokerage Services, Inc., owned a total of 16,472 shares, or approximately 50% of our issued and outstanding stock.

         On September 10, 1993 we executed a one (1) for ten (10) reverse stock split which decreased our outstanding shares of common stock from 3,300,000 shares to 330,000 shares. Additionally, on April 16, 2001, we executed a one (1) for ten (10) reverse stock split. Consequently, the number of common shares issued and outstanding decreased from 330,000 shares to 33,201 shares, after rounding.

         In order to raise working capital, on April 25, 2001, we sold 2,000,000 shares of our common stock to Mark A. DiSalvo for $20,000 or $.01 per share. Mr. DiSalvo currently is the beneficial owner of 2,016,472 shares of our common stock, or approximately 99.2% of our issued and outstanding stock.

Our Business Plan

         Our current business plan is to seek, investigate, and, if warranted, acquire one or more properties or businesses, and to pursue other related activities intended to enhance our stockholders' value for their investment in our common stock. The acquisition of a business entity may be made by purchase of stock, merger, exchange of stock, or purchase of assets. We have no capital, and it is unlikely that we will be able to take advantage of more than one such business opportunity, if any. We intend to seek opportunities demonstrating the potential of long-term growth as opposed to short-term earnings.

         At the present time we have not identified any business opportunity that we plan to pursue, nor have we reached any agreement or definitive understanding with any person concerning an acquisition. We can give no assurance that we will be successful in finding or acquiring any business entity, or that any acquisition that occurs will be on terms that are favorable to us or our stockholders.

         We have in the past engaged in preliminary negotiations with the principals of small business enterprises, but have been unable to obtain any agreements or commitments from such parties. We recently attempted to develop a website that would critique and rank Internet websites based on a variety of criteria. However, our management has abandoned this project because of our lack of capital, our lack of technical expertise, the current negative public perception of Internet-related businesses and our management's belief that there is more opportunity for an acquisition of a non-Internet related business which will offer our stockholders the opportunity to achieve appreciative value for their investment in our common stock.

         We do not propose to restrict our search for investment opportunities to any particular geographical area or industry, and may, therefore, engage in essentially any business, to the extent of our limited resources. This includes industries such as service, finance, natural resources, manufacturing, high technology, product development, medical, communications and others. Our management's discretion in the selection of business opportunities is unrestricted, subject to the availability of such opportunities, economic conditions, and other factors, including our ability to raise capital from private investors in the future.

         Our principal executive office is located at 192 Searidge Court, Shell Beach, California 93449 and our telephone number is (805) 773-5350.

Offering

      Offering Price..........................  $0.10 per share

      Common stock offered by Mark A.
      DiSalvo.................................  1,000,000 shares

      Common stock currently outstanding......  2,033,201 shares

      Common stock outstanding after
      offering................................  2,033,201 shares

      Use of Proceeds.........................  We  will  not receive any of the proceeds from the  sale  of  the
                                                1,000,000  shares   by  Mark  A.
                                                DiSalvo.

      Dividend Policy.........................  We do not  anticipate paying any cash  dividends  on  our  common
                                                stock in the foreseeable future.

      OTC Bulletin Board Symbol...............  GMPP

                                  RISK FACTORS

         An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information contained in this prospectus before deciding to invest in our common stock. We believe the following risks represent the known, material risks facing us, in addition to the risks which are related to our common stock. If any of the following risks actually occur, our financial condition and our ability to implement our business plan could be materially adversely affected. In that case, you could lose a part or all of your investment in our common stock.

Since we have only nominal assets, no operations history and have generated no revenues, you will find it difficult to evaluate our management's ability to implement our business plan and the likelihood of our future success.

         At July 31, 2001, we had $17,692 in cash and no other assets. We have not engaged in any commercial operations since our inception in 1988. We can give no assurance we will ever engage in commercial operations. We will not be able to implement our business plan unless we raise capital from private investors or are able to consummate a merger with a private operating company. As a result, your evaluation of us is based on a lack of operating history and upon the uncertainty of our ability to raise capital or to consummate the acquisition of an operating company.

We will  need to  obtain  financing  to  implement  our  business  plan.  If our
financing  needs  are  met  through  the  issuance  of  equity   securities  our
stockholders' ownership interest will be diluted.

         The shares are being sold by our sole officer and director and principal stockholder. We will not receive any of the proceeds from the sale of the stock. We will be required to obtain financing to implement our business plan and acquisition strategy. If such capital needs are met through the issuance of equity or convertible debt securities, the percentage ownership of our stockholders will be reduced. Our success will be determined in a large part by our ability to obtain financing, and we can give no assurance that we will be successful in obtaining adequate financing on favorable terms, if at all. The absence of financing may impair our ability to implement our business plan.

         Although there are no present plans, agreements, commitments or undertakings with respect to the issuance of additional shares of common stock or securities convertible into any such shares, we may decide to issue securities to third parties in the future to consummate an acquisition. Any such shares issued would further dilute the percentage ownership of our common stock held by our stockholders.

There is no public market for our common stock which substantially increases your risk of loss.

         Although our common stock has been eligible for quotation on the OTC Bulletin Board since February 1, 2001, there have been no trades in our common stock and we can give no assurance that an active and liquid public market for the shares of the common stock will develop in the future. The offering price of the common stock was determined by us and Mark A. DiSalvo, the selling stockholder, and may not be indicative of the value of the shares or the price as may be traded on the OTC Bulletin Board in the future. These factors indicate a serious lack of liquidity for our shares of common stock and you may not be able to sell the shares of common stock you purchase from Mr. DiSalvo.

         The development of a public trading market depends upon not only the existence of willing buyers and sellers, but also on market makers. The market bid and asked prices for the shares may be significantly influenced by decisions of the market makers to buy or sell the shares for their own account, which may be critical for the establishment and maintenance of a liquid public market in the shares. Market makers are not required to maintain a continuous two-sided market and are free to withdraw firm quotations at any time. Additionally, in order to maintain our eligibility for quotation on the OTC Bulletin Board, we need to have at least one registered and active market maker. No assurance can be given that any market making activities of any market makers will commence or be continued.

Our future acquisitions entail numerous risks and uncertainties. Our failure to overcome any of these obstacles may materially and adversely affect our ability to implement our business plan which would substantially increase your risk of loss of your investment in our common stock.

         As part of our business strategy, we are seeking acquisition prospects that have revenues and management in an industry which we expect will give our stockholders an opportunity to increase the value of their investment in our common stock. If consummated, any such transaction could result in a change of control or could otherwise be material to our business or to your investment in our common stock . Such a transaction may or may not be consummated. An acquisition could result in numerous risks and uncertainties, including:

         o potentially dilutive issuances of equity securities, which may be freely tradable in the public market and which could result in a change of control;

         o        large and immediate write-offs;

         o        the   incurrence  of  debt  and   contingent   liabilities  or
                  amortization expenses related to goodwill and other intangible assets;

         o difficulties in the assimilation of operations, personnel, technologies, products and information systems of the acquired companies;

         o the diversion of management's attention from other business concerns;

         o        replacement of current management;

         o the risks of entering geographic and business markets in which we have no or limited prior experience; and

         o the risk that the acquired business will not perform as expected.

The loss of the services of Mark A. DiSalvo, our sole officer and director and the selling stockholder in this offering, would impair our ability to implement our business plan and may result in the loss of your investment in our common stock.

         Our future success depends entirely on the efforts and abilities of Mark A. DiSalvo, our sole officer and director and the selling stockholder. Mr. DiSalvo only devotes as much of his time as is necessary for our business operations and for implementation of our business plan. Currently Mr. DiSalvo devotes approximately three hours per week to our business which includes seeking and evaluating possible acquisition candidates and preparing periodic and annual reports required to be filed with the Commission under the Securities Exchange Act. The loss of Mr. DiSalvo's services would impair our ability to implement our business plan. We may not be able to attract a replacement for Mr. DiSalvo. We have no present intentions to employ any additional personnel nor can we give any assurance that we will be able to recruit and retain additional employees if needed for the future operation of our business.

Substantial future sales of our common stock could depress the market price of our stock.

         Sales of substantial amounts of common stock in the public market in the future could have an adverse effect on the market price of our common stock. There are currently 2,033,201 shares of our common stock outstanding. If Mark A. DiSalvo sells all of the offered shares of common stock, we will have 1,008,229 shares which will be freely tradable over the OTC Bulletin Board and 1,024,972 shares of common stock outstanding which will be "restricted securities" as that term is defined under Rule 144 promulgated under the Securities Act. Subject to the affiliate rules and volume and holding period limitations of Rule 144, 24,972 outstanding shares of common stock are currently eligible for sale under Rule 144 and 1,000,000 will be eligible for sale under Rule 144 after April 25, 2002. No prediction can be made as to the effect, if any, that future sales of additional shares of common stock or the availability of such shares for sale under Rule 144, other applicable exemptions or otherwise will have on the market price of our common stock prevailing from time to time. Sales of substantial amounts of common stock in the public market, or the perception that such sales could occur, could adversely affect prevailing market prices of our common stock.

The offering price of the common stock offered by this prospectus was determined by us and Mark A. DiSalvo, the selling stockholder, and should not be considered by you as an indication of our actual value.

         Although our common stock has been eligible for quotation since February 1, 2001 on the OTC Bulletin Board, there have been no trades. The offering price of the shares being offered hereby was determined by us and Mark
A. DiSalvo. In determining the offering price, we and the selling stockholder considered such matters as our financial condition, the present state of development of our business plan, the general condition of the securities market and the lack of a historical trading market in our common stock . Accordingly, the offering price of the shares of common stock should not be considered an indication of our actual value.

Our common stock is subject to penny stock rules which could adversely effect your ability to sell our common stock in the future.

         If a trading market for our common stock should ever develop on the OTC Bulletin Board, it is expected that our common stock will initially trade below $5.00 per share. Since the common stock is not listed on a national exchange such as NYSE, AMEX or the NASDAQ system or certain other national securities exchanges, resale of our securities is subject to the requirements of the penny stock rules absent the availability of an exemption. The Commission has adopted rules that regulate broker/dealer practices in connection with transactions in "penny stocks." Penny stocks are usually equities selling for under $5.00 per share which are not registered on certain national exchanges or quoted on the NASDAQ system. The penny stock rules require a broker/dealer to deliver a standardized risk disclosure document to provide the customer with current bid and ask quotations for the penny stock, the compensation of the broker/dealers and its salespersons in those transactions, and monthly account statements showing the market value of each penny stock held in the customer accounts, to make a special written determination that the penny stock is a suitable investment for the purchaser and to receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading in the secondary market for a stock that becomes subject to the penny stock rule. Since our stock will be subject to such rules, investors in this offering may find it more difficult to sell their securities in the future and that the market liquidity of our securities may be severely and adversely affected by limiting the ability of broker/dealers to sell our securities and the ability of the purchasers of this offering to sell their securities in the secondary markets.

Mark A. DiSalvo will continue to significantly influence us and could delay or prevent an acquisition by a third party.

         If all the offered shares are sold, Mark A. DiSalvo, the selling stockholder, will own 49.9% of our outstanding shares of common stock . As a result, Mr. DiSalvo will be able to significantly influence the control and outcome of certain matters requiring a stockholder vote, including the election of directors and approval of significant corporate transactions, which could have the effect of delaying or preventing a third party from acquiring control over us.

You should not expect to receive dividends.

         We have not paid any dividends to date, and have no plans to pay any dividends on our common stock for the foreseeable future. We can give no assurance that we will ever pay any dividends in respect of the common stock.

                                    BUSINESS

Plan of Operation

         Since our inception in 1988, our primary activities have been directed to organizational activities and developing our business plan. We have had no commercial operations and have no employees. We have had no operating income and as of July 31, 2001 had only $17,692 in cash and $714 in liabilities.

         Our current business plan is to seek, investigate, and, if warranted, acquire one or more properties or businesses, and to pursue other related activities intended to enhance our stockholder's value for their investment in our common stock. The acquisition of a business entity may be made by purchase of stock, merger, exchange of stock, or purchase of assets. We have nominal capital, and it is unlikely that we will be able to take advantage of more than one such business opportunity. We intend to seek opportunities demonstrating the potential of long-term growth as opposed to short-term earnings.

         At the present time we have not identified any business opportunity that we plan to pursue, nor have we reached any agreement or definitive understanding with any person concerning an acquisition. We can give no assurance that we will be successful in finding or acquiring any business entity, or that any acquisition that occurs will be on terms that are favorable to us or our stockholders.

         We have in the past engaged in preliminary negotiations with the principals of small business enterprises, but have been unable to obtain any agreements or commitments from such parties. We recently attempted to develop a website that would critique and rank Internet websites based on a variety of criteria. However, our management has abandoned this project because of our lack of capital, our lack of technical expertise, the current negative public perception of Internet-related businesses and our management's belief that there is more opportunity for an acquisition of a non-Internet related business which will offer our stockholders the opportunity to achieve appreciative value for their investment in our common stock.

         We do not propose to restrict our search for investment opportunities to any particular geographical area or industry, and may, therefore, engage in essentially any business, to the extent of our limited resources. This includes industries such as service, finance, natural resources, manufacturing, high technology, product development, medical, communications and others. Our management's discretion in the selection of business opportunities is unrestricted, subject to the availability of such opportunities, economic conditions, and other factors, including our ability to raise capital from private investors in the future.

Investigation and Selection of Business Opportunities

         Our management believes that various types of potential merger or acquisition candidates might find a business combination with us to be attractive. These include acquisition candidates (1) desiring to create a public market for their shares in order to enhance liquidity for their current stockholders, (2) which have long-term plans for raising capital through the public sale of securities and which believe that the possible prior existence of a public market for their securities would be beneficial, (3) which plan to acquire additional assets through issuance of securities rather than for cash, and which believe that the possibility of development of a public market for their securities will be of assistance in that process. Acquisition candidates which have a need for an immediate cash infusion are not likely to find a potential business combination with us to be an attractive alternative.

         The analysis of business opportunities will be undertaken by or under the supervision of our sole officer and director, Mark A. DiSalvo, the selling stockholder. We anticipate that he will consider, among other things, the following factors in the analysis of business opportunities:

         o Potential for growth and profitability, indicated by new technology, anticipated market expansion, or new products;

         o        His perception of how any particular business opportunity will
                  be  received   by  the   investment   community   and  by  our
                  stockholders;

         o Whether, following the business combination, the financial condition of the business opportunity would be, or would have a significant prospect in the foreseeable future of becoming sufficient to enable our securities to qualify for listing on an exchange or on a national automated securities quotation system, such as NASDAQ SmallCap Market;

         o Capital requirements and anticipated availability of required funds, to be provided through the private sale of additional securities;

         o        The extent to which the business opportunity can be advanced;

         o Competitive position as compared to other companies of similar size and experience within the industry segment as well as within the industry as a whole;

         o Strength and diversity of existing management, or management prospects that are scheduled for recruitment;

         o The cost of our participation as compared to the perceived tangible and intangible values and potential; and

         o The accessibility of required management expertise, personnel, raw materials, services, professional assistance, and other required items as such factors relate to the target company.

         No one of the factors described above will be controlling in the selection of a business opportunity, and management will attempt to analyze all factors appropriate to each opportunity and make a determination based upon reasonable investigative measures and available data. Potential investors must recognize that, because of our lack of capital for investigation and our lack of management for business analysis, we may not discover or adequately evaluate adverse facts about the target company, its business and management.

         We are unable to predict when we may be able to acquire a business entity. We expect, however, that the analysis of specific proposals and the selection of a business opportunity may take several months or more.

Possible Business Transactions

         We can not predict the manner in which we may participate in a business transaction with an acquisition target. Specific business opportunities will be reviewed as well as the respective needs and desires of our stockholders and, upon the basis of that review and our relative negotiating strength, the legal structure or method deemed by management to be suitable will be selected. Such structure may include, but may not be limited to, leases, purchase and sale agreements, licenses, joint ventures and other contractual arrangements. We may act directly or indirectly through an interest in a partnership, corporation or other form of organization. Implementing such structure may require our merger, consolidation or reorganization with other corporations or other forms of business organization, and although it is likely, we can give no assurance that we would be the surviving entity. In addition, our present management and stockholders most likely will not have control of a majority of the voting shares of the company following a reorganization transaction. As part of such a transaction, our sole director may resign and new directors may be appointed without any vote by stockholders.

         It is likely that we will acquire our participation in a business transaction through the issuance of our common stock or other securities. Although the terms of any such transaction cannot be predicted, it should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called "tax free" reorganization under the Internal Revenue Code of 1986, depends upon the issuance to the stockholders of the acquired company of a controlling interest (usually 80% or more) of the common stock of the combined entities immediately following the reorganization. If a transaction is structured to take advantage of these provisions rather than other "tax free" provisions provided under the Internal Revenue Code, our current stockholders will retain in the aggregate 20% or less of the issued and outstanding shares. This could result in substantial additional dilution in the equity of our stockholders prior to such reorganization, including purchasers of the shares offered by Mark A. DiSalvo. Any such issuance of additional shares might also be done simultaneously with a sale or transfer of shares representing a controlling interest in our company by our sole officer, director and the selling stockholder in this offering. Additionally, upon a business combination with an operating company, we will be required to report the transaction to the Commission on a Current Report on Form 8-K with disclosure as required pursuant to a registration statement on Form 10-SB. This could result in additional expense to us as well as delaying the consummation of an acquisition.

Employees

         We have no employees. Mark A. DiSalvo, our sole officer and director and the selling stockholder in this offering, receives no compensation, and none is being accrued. He devotes only as much of his time to our business as necessary.

Facilities

         We do not currently maintain an office or any other facilities. We currently maintain an office at no cost at 192 Searidge Court, Shell Beach, California 93449, which is the office address of Mark A. DiSalvo, our sole officer and director and the selling stockholder in this offering. We do not believe that we will need to maintain an office elsewhere at anytime in the foreseeable future in order to develop and implement our business plan. Our telephone number is (805) 773-5350 and our fax number is (413) 215-2674.

                                   MANAGEMENT

Directors and Executive Officers

       The following person is our current sole executive officer and director:

            Name        Age                    Position
       ---------------  ---  ---------------------------------------------------
       Mark A. DiSalvo   50  President, Chief Executive Officer, Chief Financial
                             Officer, Secretary-Treasurer and Director

         Mark DiSalvo has been our president, chief executive officer, chief financial officer, secretary-treasurer, sole director and principal stockholder since June 7, 2000. Mr. DiSalvo has been self-employed as a business consultant for over 10 years. He has managed his personal portfolio of securities and real estate investments for the past 20 years. As a business consultant, he provides consulting services to small and development-stage companies relating to possible merger and acquisition candidates. Mr. DiSalvo is the sole stockholder, officer and director of California Brokerage Services, Inc., which is a personal holding company for Mr. DiSalvo's business investments. California Brokerage Services is not a licensed broker-dealer firm and does not engage in any securities transactions for any party other than Mr. DiSalvo. He served as a director of Stan Lee Media, Inc., formerly known as Boulder Capital

Opportunities, Inc., a public development stage company from August 1997 to July 1999. He served from March 1997 to July 1998 as president, chairman of the board, chief executive officer and secretary-treasurer of Prodeo Technologies, Inc., a public development stage company, formerly known as SITEK, Incorporated and Dentmart Group, Ltd. Mr. DiSalvo only devotes as much of his time as is necessary for management of our business and implementation of our business plan. Currently, Mr. DiSalvo devotes approximately three hours per week for our business which includes seeking and evaluating possible acquisition candidates and preparation of periodic and annual reports required to be filed with the Commission under the Exchange Act.

         Our board of directors is elected annually by our stockholders. Directors receive no cash compensation for their services to us as directors, but are reimbursed for expenses actually incurred in connection with attending meetings of the board of directors.

         We do not currently have an audit committee, a nominating committee or a compensation committee.

Executive Compensation

         Mark A. DiSalvo, our sole executive officer does not currently receive any compensation nor are we accruing any compensation for his services. He has not received any compensation since his election as an officer and director in June 2000.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth the beneficial ownership of our common stock as of October 8, 2001, by (i) each person known by us to beneficially own 5% or more of our outstanding common stock, (ii) our sole executive officer and director, and (iii) all of our executive officers and directors as a group. The table also reflects the sale by Mark A. DiSalvo of the shares offered by this prospectus. Except as otherwise indicated, all shares are beneficially owned, and investment and voting power is held by the persons named as owners.

                          Beneficial Ownership          Beneficial Ownership
                           Prior to Offering               After Offering
                      ----------------------------  ----------------------------
                      No. of Shares        %        No. of Shares        %
                      -------------  -------------  -------------  -------------
Mark A. DiSalvo(1)     2,016,472(2)      99.2%       1,016,472(3)      49.9%

-----------------------

(1) Mr. DiSalvo's address is 192 Searidge Court, Shell Beach, California 93449. Mr. DiSalvo is our sole officer and director.
(2) Mr. DiSalvo is the beneficial owner of 16,472 shares of our common stock issued in the name of California Brokerage Services, Inc., which is a personal holding company for Mr. DiSalvo's investments. Mr. DiSalvo is the sole stockholder, officer and director of California Brokerage Services, Inc.
(3) Assumes the sale of 1,000,000 shares offered by Mark A. DiSalvo.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale by Mark A. DiSalvo of the shares of common stock offered by this prospectus.

                           FORWARD-LOOKING STATEMENTS

         This prospectus contains forward-looking statements. The words "will," "may," "designed to," "outlook," "believes," "should," "anticipates," "plans," "expects," "intends," "estimates" and similar expressions identify these forward-looking statements. These forward-looking statements are contained principally under the headings "Risk Factors" and "Business." Because these forward-looking statements are also subject to risks and uncertainties, actual results may differ materially from the expectations expressed in the forward-looking statements. Important factors that could cause an impairment to our ability to implement our business plan are reflected in the forward-looking statements including those described in "Risk Factors," as well as:

         o        our ability to raise capital;

         o our ability to implement our business plan including our ability to acquire companies and manage expanding operations; and

         o        our ability to retain our current sole officer and director.

         In addition, these forward-looking statements are subject to the other risks and uncertainties discussed under "Management's Discussion and Analysis or Plan of Operation."

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

         The following discussion and analysis should be read in conjunction with the financial statements and notes thereto appearing elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties.

Plan of Operation

         From our inception in 1988 through July 31, 2001, as a development stage company, we have generated no revenues and had an accumulated deficit during our development stage of $39,959. Accordingly, our financial results, from inception to July 31, 2001, are not meaningful as an indication of future operations. We do not anticipate a significant change in our results of operation until such time as an acquisition or business combination is consummated.

         Our present plan of operations for the next twelve months is to continue to attempt to implement our plan of business. These activities include seeking to complete a merger or acquisition transaction with a small- or medium-sized operating enterprise which may allow our stockholders an opportunity to achieve appreciative value for their investment in our common stock. In selecting a potential merger or acquisition candidate, our management will consider many factors, including, but not limited to, potential for growth and profitability, quality and experience of management, capital requirements, and the ability of the acquired company to qualify its shares for trading on NASDAQ SmallCap Market or on a national exchange.

         The types of business enterprises that we believe might find a business combination with us to be attractive include (1) candidates desiring to create a public market for their shares to enhance liquidity for current stockholders,
(2)  acquisition  candidates  which have  long-term  plans for  raising  capital through the public sale of securities and believe that the possible prior existence of a public market for their securities would be beneficial, (3) foreign companies desiring to obtain access to U.S. customers and U.S. capital markets, and (4) acquisition candidates which plan to acquire additional assets through issuance of securities rather than for cash.

         We have in the past engaged in preliminary negotiations with principals of small business enterprises but have been unable to obtain any agreements or commitments from such parties. We recently attempted to develop a website that would critique and rank Internet sites based on a variety of criteria. However, management abandoned this project because of our lack of capital and technical expertise and because of the current negative perception of Internet related businesses. We incurred nominal expenses in pursuing this business prospect.

         We are not presently in discussions with any prospective acquisition or merger candidates. We are also unable to predict when we may effect a business opportunity. We have not established any deadline for completion of a transaction, and anticipate that the process could continue throughout the next twelve months.

         Our balance sheet at July 31, 2001 reflects current assets of $17,692 and current liabilities in the amount of $714. Accordingly, we may be required to raise additional funds from private investors, or our principal stockholder may be required to advance funds, in order to pay our current liabilities and to satisfy our cash requirements for the next twelve months.

Our Liquidity and Capital Resources

         As of July 31, 2001, we had $17,692 in cash and cash equivalents. To date, we have had negative cash flows. We expect losses from operations and negative cash flow to continue for the foreseeable future. Until an acquisition or merger transaction is completed, we do not expect to generate any revenues. Even if we consummate an acquisition, we may not sustain or increase revenues on a quarterly or annual basis in the future. We may need to raise up to $100,000 to cover expenses associated with maintaining our reporting status under the Exchange Act, including legal and accounting expenses, general corporate maintenance and evaluating business opportunities, including the retention of consultants to help evaluate such prospects. We anticipate that capital will be raised through the sale of our debt or equity securities or from loans to us by our sole officer and director. We cannot be certain that any required financing will be available on terms favorable to us or that our sole officer and director will fund our additional operations expenses. If funds are raised by the issuance of our equity securities, then existing stockholders may experience dilution of their ownership interest and such securities may have rights senior to those of the then existing holders of our common stock. If additional funds are raised by our issuance of debt instruments, we may be subject to certain limitations on our operations. If adequate funds are not available or not available on acceptable terms, we may be unable to fund our operations or ever implement our business plan.

                               SELLING STOCKHOLDER

         This prospectus covers the offer and sale of up to 1,000,000 shares of our common stock by Mark A. DiSalvo, our sole officer, director and principal stockholder.

Material Terms of the Selling Stockholder Agreement

         On September 5, 2001, we entered into a selling stockholder agreement with Mark A. DiSalvo and agreed to file a registration statement and a related prospectus with the Securities and Exchange Commission covering the offer and sale of up to 1,000,000 shares of our common stock owned by Mr. DiSalvo. The agreement provides for certain representations and warranties between us and Mark A. DiSalvo. We also have agreed to indemnify Mark A. DiSalvo and he has agreed to indemnify us against various liabilities, including liabilities under the Securities Act. We agreed to keep the registration statement effective until the earlier of the date that all of the common stock covered by the registration statement has been sold or the date that is 90 days after the effective date of the registration statement of which this prospectus is a part. Mr. DiSalvo will pay all expenses relating to this registration statement and the offering and sale of the 1,000,000 shares of our common stock. We will extend the time that this prospectus is effective if during this 90-day period we suspend the use of this prospectus.

Selling Stockholder Table - Beneficial Ownership and Shares Offered for Sale

         The following table lists the name of the selling stockholder, the number of shares of common stock beneficially owned by the selling stockholder as of the date of this prospectus, and the number of shares which may be offered for sale by this prospectus. The selling stockholder provided to us the information regarding his share ownership. The selling stockholder may offer all, some or none of his common stock from time to time. We can not give a definitive estimate as to the number of shares that will be owned by the selling stockholder after the offering. We prepared the following table based on the assumption that the selling stockholder will sell all of the shares of common stock covered by this prospectus. As of the date of this prospectus, we had 2,033,201 shares of common stock outstanding.


                                                                         Number of
                                           Number of                    Shares of    Percentage of
                        Number of Shares   Shares of                   Common Stock   Common Stock
                         of Common Stock  Common Stock  Percentage of  Beneficially   Beneficially
                         Registered for   Beneficially   Outstanding   Owned After    Owned After
 Selling Stockholder       Sale Hereby     Owned (1)     Common Stock    Offering       Offering
----------------------  ----------------  ------------  -------------  ------------  -------------
Mark A. DiSalvo             1,000,000     2,016,472(2)      99.2%      1,016,472(2)      49.9%


--------------------
(1) Percentage ownership is based on 2,033,201 shares of our common stock outstanding as of the date of this prospectus. Beneficial ownership is determined in accordance with the rules of the Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days after the date of this prospectus are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. The person named in this table has sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable.
(2) Includes 16,472 shares owned by California Brokerage Services, Inc. of which Mr. DiSalvo is the sole stockholder, officer and director. Mr. DiSalvo is deemed to have beneficial ownership of the 16,472 shares.

                              PLAN OF DISTRIBUTION

         This prospectus covers the offer and sale of shares of common stock by Mark A. DiSalvo and his pledgees, donees, assignees and other successors in interest. Mark A. DiSalvo may sell his shares in the over-the-counter market or through any other facility on which the shares are traded, or in private transactions. These sales may be at market prices or at negotiated prices. Mark
A. DiSalvo currently anticipates that he will offer the 1,000,000 shares to prospective investors at $0.10 per share. Mark A. DiSalvo may use the following methods when selling shares:

         o        ordinary brokerage transactions;

         o block trades in which the broker or dealer attempts to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;

         o        privately negotiated transactions;

         o        any combination of these methods of sale; or

         o        any other legal method.

         Mark A. DiSalvo does not intend to engage in short sales of the common stock. Mark A. DiSalvo may enter into put or call options or other transactions with broker-dealers or others, which require delivery to those persons of shares covered by this prospectus.

         The Commission has adopted rules that regulate broker/dealer practices in connection with transactions in "penny stocks." Our common stock may be considered a penny stock and thus subject to such rules.

         Brokers, dealers or other agents participating in the distribution of the shares of common stock may receive compensation in the form of discounts or commissions from Mark A. DiSalvo, as well as the purchaser if they act as agent for the purchaser. The discount or commission in a particular transaction could be more than the customary amount. We know of no existing arrangements between Mark A. DiSalvo and any underwriter, broker, dealer or agent relating to the sale or distribution of the shares.

         Mark A. DiSalvo and any brokers or dealers that participate in the sale of the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act. Mark A. DiSalvo and any such broker or dealer participating in the sale of the shares will be subject to the prospectus delivery requirements of the Securities Act. Any discounts, commissions or other compensation received by these persons and any profit on the resale of the shares by them as principals might be deemed to be underwriters' compensation. Mark A. DiSalvo may agree to indemnify any broker, dealer or agent that participates in the sale of the shares against various liabilities, including liabilities under the Securities Act.

         Upon our being notified by Mark A. DiSalvo that any particular offer of the shares is made, to the extent required, we will file a supplement to this prospectus which identifies the number of shares offered, the name of any participating broker or dealer, the amount of discounts and commissions, and any other material information.

         Mark A. DiSalvo and any other person participating in a distribution will be subject to the applicable provisions of the Exchange Act and its rules and regulations. For example, the anti-manipulative provisions of Regulation M may limit the ability of Mark A. DiSalvo or others to engage in stabilizing and other market making activities.

         Mark A. DiSalvo may also sell his shares pursuant to Rule 144 under the Securities Act, rather than pursuant to this prospectus, so long as he meets the criteria and conform to the requirements of the rule.

         We will not receive any of the proceeds from the sale of the shares by Mark A. DiSalvo. Mark A. DiSalvo will pay the registration and other offering expenses related to this offering, including all underwriting discounts and brokerage commissions incurred in connection with the offering. Pursuant to the selling stockholder agreement, we have agreed to indemnify Mark A. DiSalvo, and Mark A. DiSalvo has agreed to indemnify us, against various liabilities, including liabilities under the Securities Act.

         In order to comply with some states' securities laws, if applicable, the shares will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and is satisfied.

                          DESCRIPTION OF CAPITAL STOCK

         As of the date of this prospectus, there were 2,033,201 shares of our common stock outstanding. We are authorized to issued 20,000,000 shares of common stock, $0.01 par value, and 2,000,000 shares of preferred stock. $0.001 par value. No shares of preferred stock are outstanding.

Common Stock

         The holders of common stock are entitled to one vote per share on all matters to be voted on by the stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available for that purpose. See "Shares Eligible For Future Sale - Dividend Policy" for a description of our policy of distribution of dividends. In the event of a liquidation, dissolution or winding up of our company, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable.

Preferred Stock

         Our board of directors has the authority, without action by the stockholders, to designate and issue preferred stock in one or more series and to designate the rights, preferences and privileges of each series, any or all of which may be greater than the rights of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of the common stock until the board of directors determines the specific rights of the holders of such preferred stock. However, the effects might include, among other things, restricting dividends on the common stock, diluting the voting power of the common stock, impairing the liquidation rights of the common stock and delaying or preventing a change in control of our company without further action by our stockholders. We have no present plans to issue any shares of preferred stock.

Delaware Anti-Takeover Law and Certain Charter and Bylaw Provisions

         Provisions of Delaware law and our certificate of incorporation and bylaws could make it more difficult for a third party to acquire our company and remove the incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our company to first negotiate with our management. We believe that the benefits of increased protection of our management's ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.

         We are subject to Section 203 of the Delaware General Corporation Law ("DGCL"), which regulates corporate acquisitions. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the date the person became an interested stockholder, unless:

         o the board of directors approved the transaction in which such stockholder became an interested stockholder prior to the date the interested stockholder attained such status;

         o upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, he or she owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and shares in employee stock plans in which the participants have no right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

         o on or subsequent to such date the business combination is approved by the board of directors and authorized by 662/3% vote at an annual or special meeting of stockholders.

         A business combination generally includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. In general, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation's voting stock.

         Our certificate of incorporation permits the board of directors to issue preferred stock with voting or other rights without any stockholder action. The authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of our company.

                         SHARES ELIGIBLE FOR FUTURE SALE

         We currently have 2,033,201 shares of common stock outstanding. If all the shares offered hereby are sold by Mark A. DiSalvo, 1,008,229 shares will be eligible for quotation on the OTC Bulletin Board and 1,024,972 shares of our common stock will be deemed "restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act. Subject to the applicable affiliate rules and volume and holding period limitations of Rule 144, 24,972 shares are eligible for sale under Rule 144 and 1,000,000 shares will be eligible for sale under Rule 144 after April 25, 2002.

         Under Rule 144, and subject to satisfaction of certain other conditions, a person, including an affiliate of the our company (or persons whose shares are aggregated into such affiliate), who has owned restricted shares of common stock beneficially for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of one percent of the total number of outstanding shares of the same class or the average weekly trading volume of our common stock during the four calendar weeks preceding the sale. A person who has not been an affiliate of our company for at least the three months immediately preceding the sale and who has beneficially owned shares of our common stock for at least two years is entitled to sell such shares under Rule 144(k) without regard to any of the limitations described above.

         The possibility that substantial amounts of our common stock may be sold in the public market in the future may adversely affect the prevailing market price for our common stock and could impair our ability in the future to raise capital through the sale of our equity securities.

Dividend Policy

         We have never declared or paid cash dividends on our capital stock. We currently intend to retain all available funds and any future earnings for use in the operation and expansion of our business and do not anticipate paying any cash dividends in the near future.

Market For Common Stock and Related Stockholder Matters

         Although our common stock has been eligible for quotation on the OTC Bulletin Board since February 1, 2001, there presently is no trading market for our common stock. We have 2,033,201 outstanding shares of common stock held of record by approximately 360 persons.

         We currently have six listed market markets in our common stock, but no trades have occurred in our common stock since our common stock became eligible for quotation on the OTC Bulletin Board on February 1, 2001. We can give no assurance that an active trading market will ever develop in the future for our common stock.

Transfer Agent and Registrar

         The transfer agent and registrar for our common stock is Securities Transfer Corporation, 2591 Dallas Parkway, Suite 102, Frisco, Texas 75034.

                                 LEGAL OPINIONS

         Our counsel, Robert M. Kern, has issued a legal opinion regarding the legality of the shares of our common stock offered by Mark A. DiSalvo by this prospectus. Mr. Kern owns 8,500 shares of our common stock.

                                     EXPERTS

         Our financial statements included in this prospectus as of and for the years ended October 31, 2000, 1999 and 1998, and for the nine months ended July 31, 2001, have been included in reliance on the report of Gerald R. Perlstein, independent certified public accountants, given on the authority of this firm as experts in accounting and auditing.

                                 INDEMNIFICATION

         As authorized by Section 145 of the General Corporation Law of the State of Delaware, or DGCL, provides that each of our directors and officers may be indemnified by us against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which he is involved by reason of the fact he is or was a director or officer of our company if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. If the legal proceeding, however, is by or in the right of our company, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to our company unless a court determines otherwise.

         Our Certificate of Incorporation provides that a director of our company shall not be personally liable to our company or our stockholders for monetary damages for breach of fiduciary duty as a director, except as limited by the DGCL. Our Bylaws provide for the indemnification of our directors or officers and our employees and agents under certain circumstances. We intend these provisions to provide indemnification for appropriate persons to the fullest extent permitted by law.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers or control persons pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the Commission. You may read and copy any document we file at the Commission's public reference rooms in Washington, D.C., New York, and Chicago. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our Commission filings are also available to the public from commercial document retrieval services and at the Commission's web site at http://www.sec.gov.

         You can request a copy of these filings, at no cost, by writing or telephoning us at the following address:

                  Gump & Company, Inc.
                  Attn:  Mark A. DiSalvo
                  192 Searidge Court
                  Shell Beach, California 93449
                  (805) 773-5350

         You should rely only on the information contained in this prospectus or any supplement thereto. We have not authorized anyone else to provide you with different information. Mark A. DiSalvo, the selling stockholder, will not make an offer of these shares in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate on any date other than the date on the front of those documents.

         This prospectus is part of a registration statement on Form SB-2 we filed with the Commission. More information about the shares being offered by Mark A. DiSalvo, the selling stockholder in this offering, is contained in that registration statement and the exhibits filed along with the registration statement. Because information about contracts referred to in this prospectus is not always complete, you should read the full contracts, which are incorporated by reference in this prospectus. You may read and copy the full registration statement and its exhibits at the Commission's public reference rooms or their web site.

                              GUMP & COMPANY, INC.
                          (A development stage company)





                              Financial Statements





                   For the Nine Months Ended July 31, 2001 and
               the Years Ended October 31, 2000, 1999 and 1998 and
              for the period September 28, 1988 (date of inception)
                                to July 31, 2001
                        with Independent Auditor's Report

                              GUMP & COMPANY, INC.
                          (A development stage company)





                          INDEX TO FINANCIAL STATEMENTS



                   For the Nine Months Ended July 31, 2001 and
               the Years Ended October 31, 2000, 1999 and 1998 and
              for the Period September 28, 1988 (Date of Inception)
                                to July 31, 2001







Independent Auditor's Report..................................................20

Financial Statements:

         Balance Sheets.......................................................21

         Statements of Operations.............................................22

         Statements of Stockholders' Equity................................23-24

         Statements of Cash Flows.............................................25

         Notes to Financial Statements.....................................26-28

                          INDEPENDENT AUDITOR'S REPORT



Board of Directors GUMP & COMPANY, INC.

I have audited the accompanying balance sheets of GUMP & COMPANY, INC. (a development stage company), as of July 31, 2001 and for the years ended October 31, 2000, 1999 and 1998 and the related statements of operations, stockholders' equity, and cash flows for the nine months and years then ended, and for the period September 28, 1988 (date of inception) to July 31, 2001. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit. The financial statements of GUMP & COMPANY, INC., as of October 31, 1998 and 1999, and for the period September 28, 1988 (date of inception) to October 31, 1999, were audited by other auditors whose report, dated March 13, 2000, expressed an unqualified opinion on those statements.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, based on my audit and the aforementioned report of other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of GUMP & COMPANY, INC. (a development stage company), as of July 31, 2001 and October 31, 2000, 1999 and 1998 and the results of its operations and its cash flows for the nine months and years then ended, and for the period September 28, 1988 (date of inception) to July 31, 2001, in conformity with generally accepted accounting principles.

As discussed in Note A of the financial statements, the Company has not engaged in any significant business activity since its formation on September 28, 1988. The Company is proposing to develop certain business operations although it presently has no identifiable sources of additional capital to develop these operations.


Gerald R. Perlstein
Los Angeles, California

August 26, 2001


                              GUMP & COMPANY, INC.
                          (A development stage company)

                                 Balance Sheets



                                     ASSETS
                                     ------
                                                                               October 31,      October 31,      October 31,
                                                             July 31, 2001          2000             1999             1998
                                                             -------------    -------------    -------------    -------------
Current Assets:

   Cash                                                      $      17,692    $           0    $           0    $           0
                                                             -------------    -------------    -------------    -------------

      Total Current Assets and Assets                               17,692                0                0                0
                                                             =============    =============    =============    =============

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

Current Liabilities
   Due to Stockholder                                                  714                0                0                0
                                                             -------------    -------------    -------------    -------------

      Total Current Liabilities                                        714                0                0                0

Stockholders' Equity
--------------------

   Preferred Stock - $.001 par value,
   Authorized - 2,000,000 shares
         Issued - None
   Common Stock - $.01 par value,
   Authorized - 20,000,000 shares
   Issued - 2,033,201 shares at July 31, 2001
   and 33,201 shares at October 31, 2000,
   1999 and 1998                                                    20,332              332              332              332

   Additional paid-in-capital                                       36,605           36,605           36,605           36,605

   Accumulated deficit during development stage                    (39,959)         (36,937)         (36,937)         (36,937)
                                                             -------------    -------------    -------------    -------------

      Total Stockholders' Equity                                    16,978                0                0                0
                                                             -------------    -------------    -------------    -------------

      Total Liabilities and Stockholders' Equity             $      17,692    $           0    $           0    $           0
                                                             =============    =============    =============    =============






    The accompanying notes are an integral part of the financial statements.


                              GUMP & COMPANY, INC.
                          (A development stage company)

                            Statements of Operations

                   For the Nine Months Ended July 31, 2001 and
               the Years Ended October 31, 2000, 1999 and 1998 and
              for the Period September 28, 1988 (Date of Inception)
                                to July 31, 2001
                                ----------------

                                                                                 Since
                                2001         2000        1999        1998      Inception
                              ---------    ---------   ---------   ---------   ---------
Revenues                      $       0    $       0   $       0   $       0   $       0

Expenses                          3,022            0           0           0      39,959
                              ---------    ---------   ---------   ---------   ---------

Net Income (loss)             $  (3,022)   $       0   $       0   $       0   $ (39,959)
                              =========    =========   =========   =========   =========

Net Income (loss) per share         nil            0           0           0         nil

Weighted average number of      447,201       33,201      33,201      33,201     447,201
outstanding shares








    The accompanying notes are an integral part of the financial statements.


                              GUMP & COMPANY, INC.
                          (A development stage company)

                       Statements of Stockholders' Equity


                                                                                                 Total
                                                                   Additional                Stockholders'
                                          Common         Stock      Paid-In-    Accumulated     Equity
                                          Shares        Amount      Capital       Deficit      (Deficit)
                                        ----------    ----------   ----------   ----------    ----------
Issuance of common stock for cash          750,000    $      750         --           --      $      750

Capital contribution                          --            --     $    7,811         --           7,811

Net loss                                      --            --           --         (7,811)       (7,811)
                                        ----------    ----------   ----------   ----------    ----------

Balance at October 31, 1988                750,000           750        7,811       (7,811)          750

Issuance of common stock under stock
bonus plan                               1,250,000         1,250         --           --           1,250

Capital contribution                          --            --          3,002         --           3,002

Net loss                                      --            --           --         (7,990)       (7,990)
                                        ----------    ----------   ----------   ----------    ----------

Balance October 31, 1989                 2,000,000         2,000       10,813      (15,801)       (2,988)

Capital contribution                          --            --         11,124         --          11,124

Net loss                                      --            --           --         (7,120)       (7,120)
                                        ----------    ----------   ----------   ----------    ----------

Balance October 31, 1990                 2,000,000         2,000       21,937      (22,921)        1,016

Net loss                                      --            --           --         (7,356)       (7,356)
                                        ----------    ----------   ----------   ----------    ----------

Balance October 31, 1991                 2,000,000         2,000       21,937      (30,277)       (6,340)

Issuance of common stock for cash        1,000,000         1,000        9,000         --          10,000

Issuance of stock for legal services       300,000           300        2,700         --           3,000

Net loss                                      --            --           --         (8,174)       (8,174)
                                        ----------    ----------   ----------   ----------    ----------

Balance October 31, 1992                 3,300,000         3,300       33,637      (38,451)       (1,514)

One for ten reverse stock split (par
value increased from $0.001 to $0.01)   (2,970,000)         --           --           --            --

Net income                                    --            --           --          1,514         1,514
                                        ----------    ----------   ----------   ----------    ----------

Balance October 31, 1993                   330,000         3,300       33,637      (36,937)            0






    The accompanying notes are an integral part of the financial statements.


                              GUMP & COMPANY, INC.
                          (A development stage company)

                 Statements of Stockholders' Equity (continued)


                                                                                                   Total
                                                                      Additional                Stockholders'
                                            Common        Stock        Paid-In-    Accumulated     Equity
                                            Shares        Amount       Capital       Deficit      (Deficit)
                                          ----------    ----------    ----------   ----------    ----------
No activity: November 1, 1993
   through October 31, 1997

One for ten reverse stock split             (296,799)       (2,968)        2,968         --            --
                                          ----------    ----------    ----------   ----------    ----------

Balance October 31, 1998, 1999 and 2000       33,201           332        36,605      (36,973)            0

Issuance of common stock for cash          2,000,000        20,000          --           --          20,000

Net loss                                        --            --            --         (3,022)       (3,022)
                                          ----------    ----------    ----------   ----------    ----------

Balance July 31, 2001                      2,033,201    $   20,332    $   36,605   ($  39,959)   $   17,692
                                          ==========    ==========    ==========   ==========    ==========





    The accompanying notes are an integral part of the financial statements.


                              GUMP & COMPANY, INC.
                          (A development stage company)

                            Statements of Cash Flows

                   For the Nine Months Ended July 31, 2001 and
               the Years Ended October 31, 2000, 1999 and 1998 and
              for the Period September 28, 1988 (Date of Inception)
                                to July 31, 2001


                                                                                               Since
                                              2001         2000        1999        1998      Inception
                                            ---------    ---------   ---------   ---------   ---------
Cash Flows from operating activities:
   Net income (loss)                        $  (3,022)   $       0   $       0   $       0   $ (39,959)
   Adjustments to reconcile net income
      (loss) to net cash provided (used
      in) operating activities
   Issuance of stock for bonus and legal
      services                                      0            0           0           0       4,250
   Increase in due to stockholder                 714            0           0           0         714
                                            ---------                                        ---------

Cash provided by (used in) operating
activities                                     (2,308)           0           0           0     (34,995)
                                            ---------                                        ---------

Cash flows from investing activities:               0            0           0           0           0

Cash flows from financing activities:               0            0           0           0           0

Proceeds from capital contributions                 0            0           0           0      21,937

Proceeds from issuance of common stock         20,000            0           0           0      30,750
                                            ---------                                        ---------

Net cash provided by financing activities      20,000            0           0           0      52,687
                                            ---------                                        ---------

Net increase in cash                           17,692            0           0           0      17,692

Cash at beginning of years and period               0            0           0           0           0
                                            ---------    ---------   ---------   ---------   ---------

Cash at end of year                         $  17,692    $       0   $       0   $       0   $  17,692
                                            =========    =========   =========   =========   =========




    The accompanying notes are an integral part of the financial statements.

                              GUMP & COMPANY, INC.
                          (A development stage company)

                          Notes to Financial Statements

                 July 31, 2001, October 31, 2000, 1999 and 1998
            and for the Period September 28, 1988 (Date of Inception)
                                to July 31, 2001
                                ----------------


1.  NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES
    -------------------------------------------------------------------

    A.   Organization and Business
         -------------------------

         The Company was incorporated on September 28, 1988 under the laws of the State of Delaware under the name of Brian Capital, Inc. On September 15, 1993, the Company changed its name to Sea Pride Industries, Inc. On August 18, 1997, the Company changed its name to GUMP & COMPANY, INC. The Company is registered with the Securities and Exchange Commission.

         The Company was organized as a publicly held corporation to pursue a business combination with a privately held entity believed to have growth and profit potential, irrespective of the industry in which it is engaged.

         On September 10, 1993, stockholders of the Company exchanged 2,498,601 shares or approximately 75 percent of the issued and outstanding capital stock of the Company for 126,192 shares of common stock of Sea Pride Industries, Inc. In addition, the Company executed a one (1) for ten (10) reverse stock split and increased the par value of the authorized shares of common and preferred stock from $.001 per share to $.01 per share. Consequently, the number of common shares issued and outstanding decreased from 3,300,000 shares to 330,000 shares.

         On June 7, 2000 the then principal stockholder, sole officer and director of the Company sold all of his shares, totaling 249,792 shares, of the common stock of the Company. The new majority stockholder became the sole officer and a director of the Company.

         Effective on April 16, 2001 the Company executed a one (1) for ten (10) reverse stock split. Consequently, the number of common shares issued and outstanding decreased from 330,000 shares to 33,201 shares, after rounding.

         On April 25, 2001 the principal stockholder purchased 2,000,000 shares of the Company's common stock at the stated par value. The financial statements have been restated to reflect the reverse stock split as if it had occurred during the period ended October 31, 1998.

         The Company has no business operations or identifiable sources of additional capital to develop independent business operations. However, the Company has plans to seek and acquire one or more properties or businesses and to pursue other related activities intended to enhance the stockholders' value for their investments in the Company.

    B.   Loss Per Share
         --------------

         Loss per share of common stock is computed using the weighted number of common shares outstanding during the period shown. Common stock equivalents are not included in the determination of the weighted average number of shares outstanding, as they would be antidilutive.

    C.   Development Stage Company
         -------------------------

         The Company is an enterprise in the development stage as defined by Statement No. 7 of the Financial Accounting Standards Board and has not engaged in any significant business other than organizational efforts.

    D.   Impairments of Long Lived Assets
         --------------------------------

         The Company evaluates its long-lived assets by measuring the carrying amount of the assets against the estimated undiscounted future cash flows associated with them. If such evaluations indicate the future undiscounted cash flows of certain long-lived assets are not sufficient to recover the carrying value of such assets; the assets are adjusted to their fair values. No adjustment to the carrying values of the assets has been made.

    E.   Statement of Cash Flows
         -----------------------

         Supplemental disclosure of cash flow information is as follows:

         Cash paid during the period September 28, 1988 to July 31, 2001.

                           Interest                           0
                           Income taxes                       0


    F.   Use of Estimates
         ----------------

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect reported amounts of assets and liabilities at the date of the financial statements, and revenues and expenses during the reporting period. Actual results could differ from estimates and assumptions made.

    G.   Management Representation
         -------------------------

         The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. They include all adjustments deemed necessary in order to make the financial statements not misleading. Management represents that these financial statements conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

    H.   Research and Development
         ------------------------

         Research and development expenditures are charged to operations as incurred. The Company has not incurred costs of this nature through July 31, 2001.

2.  FAIR VALUE OF FINANCIAL INSTRUMENTS
    -----------------------------------

         The Company has used market information for similar instruments and applied judgment to estimate fair value of financial instruments. At July 31, 2001 the fair value of cash, and due to stockholder approximated carrying values because of the short-term nature of these instruments.

3.  COMMITMENTS AND CONTINGENCIES
    -----------------------------

         The Company is not presently involved in any litigation.

4.  INCOME TAXES
    ------------

         The Company presently owes no income taxes.

5.  SUBSEQUENT EVENTS
    -----------------

    A.   Sale To The Public
         ------------------

         The Company has filed a Registration Statement on Form SB-2 with the Securities and Exchange Commission in order for the Company's sole officer and director to offer up to 1,000,000 shares of common stock in a public offering. No proceeds will be received by the Company. No cost will be incurred by the Company.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

Delaware General Corporation Law

         Section 145(a) of the General Corporation Law of the State of Delaware (the "DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         Section 145(b) of the DGCL states that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         Section 145(d) of the DGCL states that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or
(4) by the stockholders.

         Section 145(e) of the DGCL provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in
Section 145. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

         Section 145(f) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

         Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

         Section 145(j) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person.

Certificate of Incorporation

         Our certificate of incorporation provides that a directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except as limited by the DGCL. If the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director, in addition to the limitation on personal liability described above, shall be limited to the fullest extent permitted by the amended DGCL. Further, any repeal or modification of such provision of our Certificate of Incorporation stockholders shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director existing at the time of such repeal or modification.

Bylaws

         Our bylaws provide that we (i) shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by reason of the fact that such person is or was a director or officer, or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, other enterprises or employee benefit plan and (ii) upon a determination by the Board of Directors that indemnification is appropriate, we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by reason of the fact that such person is or was our employee or agent or at our request was serving as an employee or agent of any other corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, in the case of (i) and (ii) against reasonable expenses (including attorneys' fees), judgments, fines, penalties, amounts paid in settlement and other liabilities actually and reasonably incurred by such person in connection with such action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. However, in an action or suit by or in the right of Gump & Company to procure a judgment in our favor, no indemnification shall be made in respect of any claim as to which such person shall have been adjudged to be liable to us unless and only to the extent that a court of appropriate jurisdiction shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity of such expenses which the court shall deem proper. Any indemnification shall be made by us upon a determination that indemnification of such person is proper in the circumstances because he has met the applicable standard of conduct set forth above. Expenses incurred by a person who is or was our director or officer in defending such actions or suits shall be paid by us at reasonable intervals in advance of the final disposition of such action or suit upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by us. In addition, we shall pay or reimburse expenses incurred by any person who is or was our director or officer in connection with such person's appearance as a witness or other participant in a proceeding in which such person or we are not a named party to such proceeding, provided that such appearance or participation is on behalf of us or by reason of his past or present capacity as our director or officer. We intend these provisions to provide indemnification for appropriate persons to the fullest extent permitted by law.

Insurance

         We do not have liability insurance for the benefit of our directors and officers. We currently do not intend to obtain such insurance coverage for our officers and directors.

Item 25. Other Expenses of Issuance and Distribution.

         The expenses incurred in connection with the registration of the common stock offered hereby are set forth below. All expenses will be paid by Mark A. DiSalvo, the selling stockholder in this offering.

         SEC registration fee............................     $    25.00
         Printer expenses................................       2,500.00*
         Legal fees and expenses.........................      15,000.00*
         Accounting fees and expenses....................       3,000.00*
         Miscellaneous...................................       2,500.00*
                                                              ----------
                  Total..................................     $23,025.00*
                                                              ==========
--------------------
* Estimated.

Item 26. Recent Sales of Unregistered Securities.

         On April 25, 2001, we issued 2,000,000 shares of our common stock to our principal stockholder, sole officer and director, Mark A. DiSalvo, in exchange for $20,000 or $.01 per share. The price paid for the purchase of shares by Mr. DiSalvo was based upon the per share par value of $0.01 of our common stock. No commissions were paid in connection with this sale. The proceeds from the sale of the shares of common stock will be used for general corporate purposes. The shares were sold in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act. Upon completion of this transaction, Mr. DiSalvo beneficially owned 2,016,472 shares of our common stock or 99.2% of the outstanding shares.

Item 27. Exhibits.

Exhibit
Number    Description of Exhibit
-------   ----------------------------------------------------------------------
3.1       Articles of Incorporation of the Registrant(1).
3.2       Bylaws of the Registrant(2).
3.3 Certificate of Amendment of Certificate of Incorporation filed August 18, 1997(3).
3.4       Certificate  of  Amendment  of  Certificate  of  Incorporation   filed
          September 27, 1993(3).
4.1       Specimen Stock Certificate(3).

Exhibit
Number    Description of Exhibit
-------   ----------------------------------------------------------------------
5.1 Opinion and Consent of Robert M. Kern regarding the legality of the securities being registered.
10.1      Stock Purchase Agreement dated June 7, 2000(3).
10.2      Selling Stockholders Agreement dated September 5, 2001)(4).
23.1      Consent of Gerald R. Perlstein, CPA.
23.2      Consent of Robert M. Kern, Esq. (included in Exhibit 5.1).

---------------------------
(1) Incorporated by reference to Exhibit No. 3(a) to Form S-1 filed with the Commission on behalf of the Registrant on January 24, 1989.
(2) Incorporated by reference to Exhibit No. 3(b) to Form S-1 filed with the Commission on behalf of the Registrant on January 24, 1989.
(3) Incorporated by reference to Form 10-KSB for the fiscal year ended October 31, 2000 as filed with the Commission.
(4) Incorporated by reference to Exhibit 10.2 of Amendment No. 1 to the Registrant's Registration Statement on Form SB-2 as filed with the Commission on September 18, 2001.

Item 28. Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                           (i)      To  include  any   prospectus   required  by
                                    Section  10(a)(3) of the  Securities  Act of
                                    1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii)    To include  any  material  information  with
                                    respect  to the  plan  of  distribution  not
                                    previously  disclosed  in  the  registration
                                    statement,  or any  material  change to such
                                    information in the  registration  statement;
                                    provided, however, that paragraphs (a)(1)(i)
                                    and   (a)(1)(ii)   do  not   apply   if  the
                                    information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
                                    Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 as is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         (d)      The undersigned Registrant hereby undertakes that:

                  (1) For the purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such new securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Registration Statement on Form SB-2 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shell Beach, State of California, on October 11, 2001.

                                            GUMP & COMPANY, INC.


                                            By:       /s/ Mark A. DiSalvo
                                               ---------------------------------
                                                  Mark A. DiSalvo, President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

        Name                            Title                         Date
        ----                            -----                         ----
                          President, Chief Executive Officer,
   /s/ Mark A. DiSalvo    Chief Financial Officer, Secretary-   October 11, 2001
-----------------------   Treasurer and Director
Mark A. DiSalvo

                                INDEX TO EXHIBITS

Exhibit
Number      Description of Exhibit
-------     --------------------------------------------------------------------
3.1         Articles of Incorporation of the Registrant(1).
3.2         Bylaws of the Registrant(2).
3.3         Certificate  of  Amendment of  Certificate  of  Incorporation  filed
            August 18, 1997(3).
3.4         Certificate  of  Amendment of  Certificate  of  Incorporation  filed
            September 27, 1993(3).
4.1         Specimen Stock Certificate(3).
5.1         Opinion and Consent of Robert M. Kern  regarding the legality of the securities being registered.
10.1        Stock Purchase Agreement dated June 7, 2000(3).
10.2        Selling Stockholders Agreement dated September 5, 2001(4).
23.1        Consent of Gerald R. Perlstein, CPA.
23.2        Consent of Robert M. Kern, Esq. (included in Exhibit 5.1).

---------------------------
(1) Incorporated by reference to Exhibit No. 3(a) to Form S-1 filed with the Commission on behalf of the Registrant on January 24, 1989.
(2) Incorporated by reference to Exhibit No. 3(b) to Form S-1 filed with the Commission on behalf of the Registrant on January 24, 1989.
(3) Incorporated by reference to Form 10-KSB for the fiscal year ended October 31, 2000 as filed with the Commission.
(4) Incorporated by reference to Exhibit 10.2 of Amendment No. 1 to the Registrant's Registration Statement on Form SB-2 as filed with the Commission on September 18, 2001.





                                     IOE-1